PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated January 27, 2021)	File No. 333-252193

UNITED STATES ANTIMONY CORPORATION

10,990,000 Shares of Common Stock

We are offering 10,990,000 shares of our common stock, par value $0.01 per share, directly to certain institutional investors pursuant to this prospectus supplement, the accompanying prospectus, and that certain Securities Purchase Agreement, dated February 10, 2021, by and among United States Antimony Corporation (the “Company”) and the institutional investors signatories thereto. We are offering the shares of common stock in this offering at a price per share of $1.30.

Our common stock trades on the NYSE American under the symbol “UAMY.” The last reported sale price of our common stock on the NYSE American on February 10, 2021 was $1.78 per share. For a more detailed description of our common stock, see the section entitled “Description of the Securities we are Offering” beginning on page S-6 of this prospectus supplement.

As of February 9, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $83.9 million based on 91,810,100 shares outstanding, of which 85,613,557 shares are held by non-affiliates, and a per share price of $0.98, which was the last reported price on the NYSE American of our common stock on February 9, 2021. Accordingly, we are not subject to the limitations set forth in General Instruction I.B.6 of Form S-3.

We have retained Roth Capital Partners, LLC to act as exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement for more information regarding our arrangements with the Placement Agent.

	Per Share	Total
Offering price	$1.30	$14,287,000
Placement Agent’s fees (1)	$0.078	$857,220
Proceeds, before other expenses, to us	$1.222	$13,429,780

(1)
We will pay the Placement Agent a cash fee equal to 6.0% of the aggregate purchase price paid by investors for the securities being sold in this offering. We have also to reimburse the Placement Agent for certain expenses incurred by it in the amount of up to $50,000. See “Plan of Distribution” beginning on page S-7 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the shares being offered pursuant to this prospectus supplement and accompanying prospectus on or about February 16, 2021.

The date of this prospectus supplement is February 10, 2021

Roth Capital Partners

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-3
USE OF PROCEEDS	S-4
DILUTION	S-5
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-6
PLAN OF DISTRIBUTION	S-7
LEGAL MATTERS	S-9
EXPERTS	S-9
WHERE YOU CAN FIND MORE INFORMATION	S-9
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	S-9
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-10

PROSPECTUS
ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	iii
ABOUT THE COMPANY	1
RISK FACTORS	2
RATIO OF EARNINGS TO FIXED CHARGES	3
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF COMMON STOCK	4
DESCRIPTION OF PREFERRED STOCK	5
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF RIGHTS	11
DESCRIPTION OF UNITS	12
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	14
EXPERTS	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	14
WHERE YOU CAN FIND MORE INFORMATION	15

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated January 27, 2021, are part of a registration statement on Form S-3 (File No. 333-252193) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the shares we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the placement agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Unless the context otherwise requires, the terms “UAMY,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to United States Antimony Corporation, our subsidiaries, and our consolidated entities.

Overview

United States Antimony Corporation was incorporated in Montana in January 1970 to mine and produce antimony products. In December 1983, we suspended antimony mining operations but continued to produce antimony products from domestic and foreign sources. In April 1998, we formed United States Antimony SA de CV or USAMSA, to mine and smelt antimony in Mexico. Bear River Zeolite Company, or BRZ, was incorporated in 2000, and it is mining and producing zeolite in southeastern Idaho. On August 19, 2005, we formed Antimonio de Mexico, S. A. de C. V. to explore and develop antimony and silver deposits in Mexico. Our principal business is the production and sale of antimony, silver, gold and zeolite products. On May 16, 2012, we started trading on the NYSE MKT (now NYSE AMERICAN) under the symbol UAMY.

Corporate Information

Our corporate offices are located at 47 Cox Gulch, P.O. Box 643, Thompson Falls, Montana 59873. Our telephone number is (406) 827-3523. Our Internet address is www.usantimony.com. On this web site, we post the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the U.S. Securities and Exchange Commission (“SEC”): our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements related to our annual stockholders’ meetings; and any amendments to those reports or statements. All such filings are available on our web site free of charge. We do not incorporate the information on or accessible through our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as a part of this prospectus supplement. Our company is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and we have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies under the Exchange Act.

The Offering

Issuer:	United States Antimony Corporation

Shares of common stock offered by us pursuant to this prospectus supplement:	10,990,000 shares

Offering price:	$1.30 per share

Shares of common stock outstanding before this offering:	91,810,100 shares

Shares of common stock to be outstanding after this offering:	102,800,100 shares

Use of proceeds:
We intend to use the net proceeds from this offering for general corporate purposes and working capital, including to improve infrastructure at our Mexico and Montana antimony installations, to fund a geochemical, geological and geophysical program at our Los Juarez property, to fund corporate governance expenses, and to retire certain indebtedness. See “Use of Proceeds” on page S-4.

Risk factors:
You should read the “Risk Factors” section beginning on page S-3 of this prospectus supplement, the “Risk Factors” section beginning on page 2 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of factors to consider before deciding to purchase our securities.

Transfer agent and registrar:	The transfer agent and registrar for our common stock is Direct Transfer, LLC.

NYSE American trading symbol:	UAMY

The number of shares of our common stock outstanding prior to, and to be outstanding immediately following the completion of, is based on the actual number of shares outstanding as of February 9, 2021, which was 91,810,100, and does not include, as of that date:

●
9,256,500 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock at an exercise price of $0.85 per share that we issued to investors and to the placement agent in an offering of securities that closed on February 3, 2021;
●
5,480,613 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock at a weighted average exercise price of $0.48 per share (other than the warrants described above); and
●
1,751,005 shares of common stock issuable upon the conversion of outstanding shares of our Series D preferred stock without payment of additional consideration.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 10-K, filed on April 1, 2020, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including to improve infrastructure at our Mexico and Montana antimony installations, to fund a geochemical, geological and geophysical program at our Los Juarez property, to fund corporate governance expenses, and to retire certain indebtedness. However, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $1.30 per share, if you purchase the shares offered in this offering, you will suffer immediate and substantial dilution per share in the net tangible book value of the common stock. See “Dilution” beginning on page S-5 of this prospectus supplement.

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred shares, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock. We have a number of institutional and individual shareholders that own significant blocks of our common stock. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $13.3 million, after deducting the placement agent’s cash commissions and estimated offering expenses of approximately $80,000.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including to improve infrastructure at our Mexico and Montana antimony installations, to fund a geochemical, geological and geophysical program at our Los Juarez property, to fund corporate governance expenses, and to retire certain indebtedness.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Subject to any agreed upon contractual restrictions under the terms of the purchase agreement for this offering, our management will have some discretion in the application of the net proceeds from this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

DILUTION

Your ownership interest, as a result of the issuance of the shares of common stock in this offering, will be diluted immediately to the extent of the difference between the offering price per share of common stock and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value (deficit) as of September 30, 2020 was $19,906,789, or $0.21 per share of our common stock, after taking into account the proceeds received and shares issued pursuant to the offering by us of $10,710,000 of our securities that closed on February 3, 2021. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of our outstanding shares of common stock.

After giving effect to the sale by us in this offering of 10,990,000 shares of common stock at a price per share of $1.30, after deducting estimated placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $32.9 million, or approximately $0.32 per share of common stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.11 per share of common stock to our existing common stockholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $0.98 per share of common stock to purchasers of common stock in this offering, as illustrated by the following table:

Public offering price per share		$1.30
Historical net tangible book value per share as of September 30, 2020 (1)	$0.21
Increase in pro forma as adjusted net tangible book value per share attributed to the investors purchasing shares issued in this offering	0.11
Pro forma, as adjusted, net tangible book value per share after giving effect to this offering		0.32
Dilution to pro forma, as adjusted, net tangible book value per share to new investors purchasing shares of common stock in this offering		$0.98

(1)
The figure given for the net tangible book value per common share as of September 30, 2020 in the table above takes into account the proceeds received and shares issued pursuant to the offering by us of $10,710,000 of our securities that closed on February 3, 2021.

The total number of shares of our common stock reflected in the discussion and tables above is based on 75,949,757 shares of our common stock outstanding as of September 30, 2020, but excludes:

●
9,256,500 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock at an exercise price of $0.85 per share that we issued to investors and to the placement agent in the offering of our securities that closed on February 3, 2021;
●
6,194,899 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock at a weighted average exercise price of $0.47 per share (other than the warrants described above); and
●
1,751,005 shares of common stock issuable upon the conversion of outstanding shares of our Series D preferred stock without payment of additional consideration.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering pursuant to this prospectus supplement 10,990,000 shares of our common stock at a price of $1.30 per share. A description of the common stock that we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock,” starting on page 4 of the accompanying prospectus. As of February 9, 2021, we had 91,810,100 outstanding shares of common stock.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated February 10, 2021, we have engaged Roth Capital Partners, LLC as sole placement agent in connection with this offering. The placement agent may engage one or more sub-placement agents or selected dealers to assist in the placement of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but the placement agent has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus supplement and the accompanying prospectus.

The placement agent proposes to arrange for the sale to one or more purchasers of the securities offered pursuant to this prospectus supplement and the accompanying prospectus through securities purchase agreements directly between the purchasers and us. The public offering price of the securities offered hereby has been determined based upon arm's-length negotiations between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 6.0% of the gross proceeds in this offering.

The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares of common stock offered hereby:

Per share	$0.078
Total	$857,220

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We also agreed to reimburse our placement agent’s expenses (with supporting invoices/receipts) up to $50,000, payable upon the closing of the offering.

Our obligation to issue and sell our securities to the purchasers is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. A purchaser's obligation to purchase securities is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

We currently anticipate that the sale of the securities offered by this prospectus supplement and the accompanying prospectus will be completed on or about February 16, 2021, subject to customary closing conditions. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent's fees, will be approximately $80,000, which includes legal and printing costs and various other fees. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended (the "Securities Act"). We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent's website and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities offered hereby by the placement agent acting as principals. Under these rules and regulations, the placement agent:

●
must not engage in any stabilization activity in connection with our securities; and

●
must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent and any selling group members may engage in passive market making transactions in our common stock on OTCQB in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker's bid that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the placement agent and itsaffiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans. During the 180-day period preceding the date of this prospectus supplement, the placement agent acted as placement agent pursuant to the offering by us of our securities on February 3, 2021, for which is received compensation. We do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by Stoel Rives LLP, Boise, Idaho. Certain legal matters governed by the laws of the State of New York will be passed upon for us by Pryor Cashman LLP, New York, New York. Certain legal matters will be passed upon for the Placement Agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

 The consolidated financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated by reference herein have been so incorporated in reliance on the report of DeCoria, Maichel & Teague, P.S, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2019 consolidated financial statements contains an emphasis of matter paragraph regarding our ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NYSE American, you may also inspect reports, proxy statements and other information at the offices of the NYSE American. Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●
our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2019, filed with the SEC on April 1, 2020;

●
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 15, 2020;

●
our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 19, 2020;

●
our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

●
our Current Reports on Form 8-K, filed with the SEC on June 19, 2020, July 27, 2020, January 6, 2021, January 15, 2021, February 2, 2021 and February 12, 2021, respectively; and

●
the description of our common stock contained in the registration statement on Form 8-A, filed on May 16, 2012, File No. 001-08675, and any other amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

United States Antimony Corporation
49 Steamboat Way
Thompson Falls, Montana 59873
Attn: Corporate Secretary
406-827-3523

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated by reference herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

UNITED STATES ANTIMONY CORPORATION

$25,000,000

Common Stock
Preferred Stock
Debt Securities
 Warrants
Rights
Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $25,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled “About This Prospectus” for more information.

Our common stock is listed on the NYSE American under the symbol “UAMY”. The last reported sales price of our common stock on the NYSE American on January 15, 2021 was $0.71 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	iii
ABOUT THE COMPANY	1
RISK FACTORS	2
RATIO OF EARNINGS TO FIXED CHARGES	3
USE OF PROCEEDS	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF COMMON STOCK	4
DESCRIPTION OF PREFERRED STOCK	5
DESCRIPTION OF DEBT SECURITIES	7
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF RIGHTS	11
DESCRIPTION OF UNITS	12
PLAN OF DISTRIBUTION	13
LEGAL MATTERS	14
EXPERTS	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	14
WHERE YOU CAN FIND MORE INFORMATION	15

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $25,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

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the number and type of securities that we propose to sell;

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the public offering price;

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the names of any underwriters, agents or dealers through or to which the securities will be sold;

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any compensation of those underwriters, agents or dealers;

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any additional risk factors applicable to the securities or our business and operations; and

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any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise required, “United States Antimony Corporation,” “UAMY,” “USAC,” “the Company,” “we,” “us,” “our” and similar terms refer to United States Antimony Corporation and its subsidiaries.

ii

FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the “Risk Factors” section of this prospectus.

iii

ABOUT THE COMPANY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our company. You should read this entire prospectus carefully, including the information in our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus.

Overview

United States Antimony Corporation, or USAC, was incorporated in Montana in January 1970 to mine and produce antimony products. In December 1983, we suspended antimony mining operations but continued to produce antimony products from domestic and foreign sources. In April 1998, we formed United States Antimony SA de CV or USAMSA, to mine and smelt antimony in Mexico. Bear River Zeolite Company, or BRZ, was incorporated in 2000, and it is mining and producing zeolite in southeastern Idaho. On August 19, 2005, USAC formed Antimonio de Mexico, S. A. de C. V. to explore and develop antimony and silver deposits in Mexico. Our principal business is the production and sale of antimony, silver, gold and zeolite products. On May 16, 2012, we started trading on the NYSE MKT (now NYSE AMERICAN) under the symbol UAMY.

Corporate Information

Our corporate offices are located at 47 Cox Gulch, P.O. Box 643, Thompson Falls, Montana 59873. Our telephone number is (406) 827-3523. Our Internet address is www.usantimony.com. On this web site, we post the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the U.S. Securities and Exchange Commission (“SEC”): our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements related to our annual stockholders’ meetings; and any amendments to those reports or statements. All such filings are available on our web site free of charge. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as a part of this prospectus. Our company is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and we have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies under the Exchange Act.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption “Risk Factors” in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity securities or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

RATIO OF EARNINGS TO FIXED CHARGES

 If we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and certain provisions of our articles of incorporation and bylaws as amended and restated to date. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, each as amended and restated to date, and the applicable provisions of the Montana Business Corporation Act, or the Montana Act. See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with, and are publicly available from, the SEC.

Our articles of incorporation, as amended and restated to date, authorize us to issue up to 150,000,000 shares of common stock, par value $0.01 per share. As of December 31, 2020, we had 75,795,814 shares of common stock outstanding, 750,000 shares of Series B preferred stock outstanding (non-convertible), 177,904 shares of Series C preferred stock outstanding (non-convertible), 1,751,005 shares of Series D preferred stock outstanding (convertible to common stock on a 1:1 basis), and outstanding warrants to purchase up to 6,194,899 shares of common stock.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 150,000,000 shares of common stock. As of December 31, 2020, we had 75,795,814 shares of common stock outstanding. Our common stock is listed for trading on NYSE American under the symbol “UAMY.” The transfer agent and registrar for our common stock is Direct Transfer, LLC, Issuer Direct Corporation, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603.

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. Cumulative voting is allowed.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board’s determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock that have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and non-assessable, and the shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and non-assessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

DESCRIPTION OF PREFERRED STOCK

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

As of December 31, 2020, we had 750,000 shares of Series B preferred stock outstanding (non-convertible), 177,904 shares of Series C preferred stock outstanding (non-convertible), and 1,751,005 shares of Series D preferred stock outstanding (convertible to common stock on a 1:1 basis).

Shares of our Series B, Series C and Series D preferred stock have the following rights, preferences and privileges:

Voting

Our Series B preferred stock is non-voting, except if and when dividends payable on any of the Series B preferred stock is in default. Holders of our Series C preferred stock have the right to that number of votes equal to the number of shares of common stock issuable upon conversion of such Series C shares, and holders of our Series D preferred stock may vote equally with the shares of our common stock and not as a separate class, and each holder of shares of Series D preferred stock is entitled to such number of votes as shall be equal to the whole number of shares of common stock into which such holder’s aggregate number of shares of Series D preferred stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Dividends and Liquidation Rights

Holders of our Series B preferred stock are entitled to receive out of the net profits of our company, when and if declared by our Board of Directors, cumulative dividends at the annual rate of one cent ($0.01) per share, payable on the 31st day of December. In the event of the liquidation of our company, holders of our Series B preferred stock shall be entitled to receive, subject to the preference of the holders of our Series A preferred stock, $1.00 per share plus all accumulated dividends before any amounts shall be distributed among the holders of our common stock.

Holders of our C preferred stock have no dividend rights. In the event of any liquidation or winding up of our company, the holders of Series C shares shall be entitled to receive in preference to the holders of common stock an amount per share equal to $0.55, subject to the preferences of the holders of our outstanding Series B preferred stock.

Holders of our Series D preferred stock have no dividend rights. In the event of (i) any merger, sale, liquidation, or winding up of our company, or (ii) any sale of all or substantially all of our assets (including subsidiaries, joint ventures, or partnerships), or (iii) any other corporate change as defined in our articles of incorporation, the holders of Series D preferred stock are entitled to be paid out of the assets of our company in preferences to the holders of common stock but after payment and satisfaction of the liquidation preferences of the holders of our outstanding Series B and Series C preferred stock, an amount per share equal to the greater of $2.50 or the equivalent market value of the number of shares of common stock into which each share of Series D preferred is convertible. Additional rights for holders of Series D preferred stock are outlined in tour articles of incorporation.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation (or amendment of our articles of incorporation) that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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a discussion of any material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title;

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whether or not such debt securities are guaranteed;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

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the maturity date;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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any restrictions on our ability and/or the ability of our subsidiaries to:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

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redeem capital stock;

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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders and affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of any material United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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the denominations in which we will issue the series of debt securities;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and the currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

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the title of such rights;

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the securities for which such rights are exercisable;

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the exercise price for such rights;

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the date of determining the security holders entitled to the rights distribution;

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the number of such rights issued to each security holder;

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the extent to which such rights are transferable;

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if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

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the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the conditions to completion of the rights offering;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

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the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

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any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination.

The applicable prospectus supplement will describe:

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the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

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the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

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through agents;

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to or through underwriters;

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to or through broker-dealers (acting as agent or principal);

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

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directly to purchasers, through a specific bidding or auction process or otherwise; or

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through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

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the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

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the terms of the offering;

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any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

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any over-allotment option under which any underwriters may purchase additional securities from us; and

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any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

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transactions on the NYSE American or any other organized market where the securities may be traded;

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in the over-the-counter market;

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in negotiated transactions;

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under delayed delivery contracts or other contractual commitments; or

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a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Stoel Rives LLP, Boise, Idaho.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part have been so incorporated in reliance on the report of DeCoria, Maichel & Teague, P.S, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting. The audit report covering the December 31, 2019 consolidated financial statements contains an emphasis of matter paragraph regarding our ability to continue as a going concern.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of the filing of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 14, 2020;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the SEC on May 15, 2020;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on August 19, 2020;

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our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, filed with the SEC on November 16, 2020;

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our Current Reports on Form 8-K, filed with the SEC on June 19, 2020, July 27, 2020, January 6, 2021 and January 15, 2021; and

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the description of our common stock contained in the registration statement on Form 8-A, filed on May 16, 2012, File No. 001-08675, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective time of the registration statement of which this prospectus forms a part and prior to the sale of all of the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to United States Antimony Corporation, Attn: Corporate Secretary, 47 Cox Gulch, P.O. Box 643, Thompson Falls, Montana 59873.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including the exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, that we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

10,990,000 Shares of Common Stock

United States Antimony Corporation

Prospectus Supplement

Roth Capital Partners

February 10, 2021